Filed Pursuant to Rule 424(b)(3)
Registration No. 333-156806

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 29, 2009)

4,250,000 Shares

Common Stock

The selling stockholder named in this prospectus supplement under the caption “Selling Stockholder” is offering 4,250,000 shares of our common stock in this offering. The selling stockholder is an entity affiliated with a member of our board of directors. The selling stockholder will pay all underwriting discounts and selling commissions applicable to the sale of the shares pursuant to this offering, and will reimburse us for certain legal and accounting fees and expenses incurred by us in connection with this offering. We will not receive any of the proceeds from sales of any of the shares subject to this offering.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SNTS.” On May 9, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $20.20 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$18.25	$77,562,500.00
Underwriting Discounts and Commissions	0.574875	2,443,218.75
Proceeds to the Selling Stockholder, before expenses	17.675125	75,119,281.25

The selling stockholder has granted the underwriter a 30-day option to purchase up to an additional 637,500 shares of our common stock at a price of $17.675125 per share which, if exercised in full, the total underwriting discounts and commissions will be $2,809,701.56 and will result in an additional $11,267,892.19 of proceeds, before expenses, to the selling stockholder.

Delivery of the shares of common stock is expected to be made on or about May 15, 2013.

Sole Book-Running Manager

Jefferies

Prospectus Supplement dated May 10, 2013.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, all references in this prospectus supplement to “Santarus,” “we,” “us” or “our” refer to Santarus, Inc., together with its consolidated subsidiary.

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder named in this prospectus supplement under the caption “Selling Stockholder” is offering to sell our common stock using this prospectus supplement and the accompanying prospectus. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement before investing in our securities.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control. We have not, the selling stockholder has not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the selling stockholder is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is accurate only as of the date it is presented. Our business, financial condition, results of operations and prospects may have changed since these dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We own or have rights to various trademarks, copyrights and tradenames used in our business, including the following: Santarus®, Zegerid®, Glumetza®, Cycloset®, Fenoglide®, MMX® and Ruconest®. We have applied for trademark registration for various other names and logos, such as Uceris™. All other trademarks, service marks or trade names appearing in this prospectus supplement are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before deciding to invest in our common stock. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in or incorporate by reference into this prospectus supplement and the accompanying prospectus, especially the risks discussed in the section entitled “Risk Factors” in this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. If you invest in our securities, you are assuming a high degree of risk.

Company Overview

We are a specialty biopharmaceutical company focused on acquiring, developing and commercializing proprietary products that address the needs of patients treated by physician specialists.

Our commercial organization currently promotes the following products in the U.S. prescription pharmaceutical market:

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Uceris™ (budesonide) extended release tablets is available in 9 mg tablets and is a locally acting corticosteroid in an oral tablet formulation that utilizes proprietary multi-matrix system, or MMX®, colonic delivery technology. Uceris is indicated for the induction of remission in patients with active, mild to moderate ulcerative colitis.

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Zegerid® (omeprazole/sodium bicarbonate) capsules and powder for oral suspension is available in 20 mg and 40 mg dosage strengths and is a proprietary immediate-release formulation of the proton pump inhibitor, or PPI, omeprazole. Zegerid is indicated for short-term treatment of active duodenal ulcer, short-term treatment of active benign gastric ulcer, treatment of gastroesophageal reflux disease, or GERD, maintenance of healing of erosive esophagitis and reduction of risk of upper gastrointestinal, or GI, bleeding in critically ill patients. In addition, we receive a significant percentage of the gross margin on sales of an authorized generic version of Zegerid capsules.

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Glumetza® (metformin hydrochloride extended release tablets) is available in 500 mg and 1000 mg tablets and is a once-daily, extended-release formulation of metformin that incorporates patented drug delivery technology. Glumetza is indicated as an adjunct to diet and exercise to improve glycemic control in adult patients with type 2 diabetes.

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Cycloset® (bromocriptine mesylate) tablets is available in 0.8 mg tablets and is a novel formulation of bromocriptine, a dopamine receptor agonist that acts on the central nervous system. Cycloset is indicated as an adjunct to diet and exercise to improve glycemic control in adult patients with type 2 diabetes.

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Fenoglide® (fenofibrate) tablets is available in 40 mg and 120 mg tablets and is a proprietary formulation of fenofibrate that incorporates patented drug delivery technology. Fenoglide is indicated as an adjunct to diet to reduce elevated low-density lipoprotein-cholesterol, or LDL-C, total cholesterol, triglycerides and apolipoprotein B, or Apo B, and to increase high-density lipoprotein-cholesterol, or HDL-C, in adult patients with primary hyperlipidemia or mixed dyslipidemia. Fenoglide also is indicated as an adjunct to diet for treatment of adult patients with hypertriglyceridemia.

In addition to our commercial products, we are focused on advancing the following investigational drugs to commercialization:

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Ruconest® (recombinant human C1 esterase inhibitor) is a recombinant version of the human protein C1 esterase inhibitor, which is produced using proprietary transgenic technology. In November 2012, we announced positive top-line results from the phase III clinical study to evaluate the safety and efficacy of Ruconest for the treatment of acute attacks of angioedema in patients with hereditary angioedema, or HAE. We and Pharming Group NV, or Pharming, submitted a biologics license application, or BLA, to the U.S. Food and Drug Administration, or FDA, in April 2013, seeking approval to market Ruconest for this indication.

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Rifamycin SV MMX® is a broad spectrum, non-systemic antibiotic in a novel oral tablet formulation, which utilizes proprietary MMX colonic delivery technology. In September 2012, we announced positive top-line results from the first phase III clinical study to evaluate the safety and efficacy of rifamycin SV MMX for the treatment of patients with travelers’ diarrhea. Dr. Falk Pharma GmbH, or Dr. Falk, is currently conducting a second phase III clinical study evaluating rifamycin SV MMX for the treatment of travelers’ diarrhea.

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SAN-300 (anti-VLA-1 antibody) is a novel early stage anti-VLA-1 monoclonal antibody, or mAb, investigational drug that we initially expect to develop for the treatment of rheumatoid arthritis. In December 2012, we completed a phase I dose-escalation clinical study in healthy volunteers to determine the safety, tolerability, pharmacokinetics and pharmacodynamics of single doses of SAN-300. We plan to begin a phase IIa clinical study evaluating SAN-300 for treatment of rheumatoid arthritis during the fourth quarter of 2013.

To leverage our PPI technology and diversify our sources of revenue, we have licensed certain exclusive rights to MSD Consumer Products, Inc., a subsidiary of Merck & Co., Inc., or Merck, to develop, manufacture and sell over-the-counter, or OTC, Zegerid products in the U.S. and Canada. We have also licensed certain exclusive rights to our PPI technology to Glaxo Group Limited, an affiliate of GlaxoSmithKline, plc, or GSK, to develop, manufacture and commercialize prescription and OTC immediate-release omeprazole products in more than 100 specified countries (including markets within Africa, Asia, the Middle-East and Latin America).

Corporate Information

We were incorporated in California in December 1996 and reincorporated in Delaware in July 2002. Our principal executive offices are located at 3611 Valley Centre Drive, Suite 400, San Diego, California 92130 and our telephone number is (858) 314-5700. Our web site address is www.santarus.com. The information contained in, or that can be accessed through, our web site is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by the selling stockholder:	4,250,000 shares

Option to purchase additional shares granted by the selling stockholder:	637,500 shares

Common stock outstanding before and after this offering:	64,630,085 shares

Ownership of the selling stockholder after this offering:	Upon completion of this offering, the selling stockholder will beneficially own 3,628,544 shares of our outstanding common stock (approximately 5.6% of our outstanding common stock), or 2,991,044 shares of our outstanding common stock if the underwriter’s option to purchase additional shares is exercised in full.

Use of proceeds:	We will not receive any of the proceeds from this offering.

Risk factors:	See “Risk Factors” and the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of the factors you should consider carefully before deciding to invest in shares of our common stock.

NASDAQ Global Select Market symbol:	“SNTS”

Lock-ups:	Certain of our executive officers and the selling stockholder have entered into lock-up agreements with the underwriter. See “Underwriting.”

The number of shares outstanding before and after this offering is based on 64,630,085 shares outstanding on March 31, 2013 and excludes:

■	20,818,796 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2013, at a weighted-average exercise price of $5.84 per share; and

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4,302,563 shares of common stock available for future issuance under our amended and restated 2004 equity incentive award plan and amended and restated employee stock purchase plan as of March 31, 2013, plus any potential future increases in the shares reserved under such plans as described in our definitive proxy statement filed with the SEC on April 26, 2013.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described below, you should also refer to the information contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, and other documents that we file from time to time with the SEC. Please also refer to the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Securities Markets and Ownership of Our Common Stock

Our stock price has been and may continue to be volatile, and our stockholders may not be able to sell their shares at attractive prices.

The market prices for securities of specialty biopharmaceutical companies in general have been highly volatile and may continue to be highly volatile in the future. In addition, we have not paid cash dividends since our inception and do not intend to pay cash dividends in the foreseeable future. Furthermore, our loan agreement with Comerica Bank, or Comerica, prohibits us from paying dividends. Therefore, investors will have to rely on appreciation in our stock price and a liquid trading market in order to achieve a gain on their investment.

The trading price of our common stock may continue to fluctuate substantially as a result of one or more of the following factors:

■	announcements concerning our commercial progress and activities, including sales and revenue trends for the products we promote and the status of the patent litigation relating to such products;

■	the sales and revenue trends for authorized generic Zegerid prescription products;

■	announcements concerning our products or competitive products, including progress under development programs, results of clinical studies or status of regulatory submissions;

■	announcements concerning any recalls or supply interruptions caused by manufacturing issues or otherwise;

■	announcements made by our strategic partners concerning their business or the products they develop or promote;

■	developments, including announcements concerning progress, delays or terminations, pursuant to our strategic alliances with Merck and GSK;

■	other disputes or developments concerning proprietary rights, including patents and trade secrets, litigation matters and our ability to patent or otherwise protect our products and technologies;

■	acquisition of products or businesses by us or our competitors;

■	conditions or trends in the pharmaceutical and biotechnology industries, including the impact and possible repeal of healthcare reform;

■	fluctuations in stock market prices and trading volumes of similar companies or of the markets generally;

■	changes in, or our failure to meet or exceed, investors’ and securities analysts’ expectations;

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announcements concerning borrowings under our loan agreement, takedowns under our existing universal shelf registration statement or other developments relating to the loan agreement, universal shelf registration statement or our other financing activities;

■	litigation and government inquiries; or

■	economic and political factors, including election results, sovereign debt uncertainty, wars, terrorism and political unrest.

Our stock price could decline and our stockholders may suffer dilution in connection with future issuances of equity or debt securities.

Although we believe that our current cash, cash equivalents and short-term investments and use of our line of credit will be sufficient to fund our current operations through at least the next twelve months, we may pursue raising additional funds for various reasons, including to expand our commercial presence, in connection with the licensing or acquisition of new marketed products or investigational drugs, to continue development of investigational drugs in our pipeline or for other general corporate purposes. Sources of additional funds may include funds generated through equity and/or debt financing or through strategic collaborations or licensing agreements. To the extent we conduct substantial future offerings of equity or debt securities, such offerings could cause our stock price to decline. For example, we may issue securities under our existing universal shelf registration statement or we may pursue alternative financing arrangements.

The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with licenses or acquisitions, will also result in dilution to investors. The market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

Future sales of our common stock by our stockholders may depress our stock price.

A concentrated number of stockholders hold significant blocks of our outstanding common stock. Sales by our current stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock. In addition, certain of our executive officers have from time to time established programmed selling plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, for the purpose of effecting sales of common stock, and other employees and affiliates, including our directors and executive officers, may choose to establish similar plans in the future. If any of our stockholders cause securities to be sold in the public market, the sales could reduce the trading price of our common stock. These sales also could impede our ability to raise future capital.

We may become involved in securities or other class action litigation that could divert management’s attention and harm our business.

The stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stock of pharmaceutical and biotechnology companies. These broad market fluctuations may cause the market price of our common stock to decline. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. Any securities or other class action litigation asserted against us could have a material adverse effect on our business.

Anti-takeover provisions in our organizational documents and Delaware law may discourage or prevent a change in control, even if an acquisition would be beneficial to our stockholders, which could adversely affect our stock price and prevent attempts by our stockholders to replace or remove our current management.

Our certificate of incorporation and bylaws contain provisions that may delay or prevent a change in control, discourage bids at a premium over the market price of our common stock and adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

These provisions include:

■	dividing our board of directors into three classes serving staggered three-year terms;

■	prohibiting our stockholders from calling a special meeting of stockholders;

■	permitting the issuance of additional shares of our common stock or preferred stock without stockholder approval;

■	prohibiting our stockholders from making certain changes to our certificate of incorporation or bylaws except with 66 2/3% stockholder approval; and

■	requiring advance notice for raising business matters or nominating directors at stockholders’ meetings.

We are also subject to provisions of the Delaware corporation law that, in general, prohibit any business combination with a beneficial owner of 15% or more of our common stock for five years unless the holder’s acquisition of our stock was approved in advance by our board of directors. Together, these charter and statutory provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock.

In addition, we have adopted a stockholder rights plan. Although the rights plan will not prevent a takeover, it is intended to encourage anyone seeking to acquire our company to negotiate with our board prior to attempting a takeover by potentially significantly diluting an acquirer’s ownership interest in our outstanding capital stock. The existence of the rights plan may also discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts are forward-looking statements. You can identify these forward-looking statements by the use of words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” or “would.”

Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to successfully launch Uceris™ and generate revenues from our other currently promoted commercial products and our authorized generic Zegerid® product; our ability to successfully advance the development of, obtain regulatory approval for and ultimately commercialize, our investigational drugs; our ability to maintain patent protection for our products, including the difficulty in predicting the timing and outcome of ongoing and any future patent litigation; our dependence on our strategic partners for certain aspects of our development programs, including risks related to their financial stability; adverse side effects, inadequate therapeutic efficacy or other issues related to our products that could result in product recalls, market withdrawals or product liability claims; our ability to achieve continued progress under our strategic alliances, and the potential for early termination of, or reduced payment under, these agreements; competition from other pharmaceutical or biotechnology companies and evolving market dynamics; other difficulties or delays relating to the development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, our products; fluctuations in quarterly and annual results; our ability to obtain additional financing as needed to support our operations or future product acquisitions; the impact of healthcare reform legislation and any instability in the financial markets; and other risks detailed above under “Risk Factors” beginning on page S-4 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of the relevant document. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder pursuant to this offering. All proceeds from this offering will be solely for the account of the selling stockholder.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support operations and finance the growth and development of our business and do not intend to pay cash dividends on our common stock for the foreseeable future. Furthermore, our loan agreement with Comerica prohibits us from paying dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors.

SELLING STOCKHOLDER

We have registered 7,878,544 shares of our common stock for sale by the selling stockholder named below, or Cosmo. Of these shares, 6,000,000 shares of common stock were issued by us to Cosmo in December 2008, pursuant to the stock issuance agreement we entered into with Cosmo at that time, which shares represent partial consideration for the licenses granted by Cosmo to us relating to Uceris and rifamycin SV MMX. The remaining shares were issued by us to Cosmo pursuant to the stock issuance agreement upon the achievement of certain development and regulatory milestones under our license agreement with Cosmo.

The following table sets forth:

■	The number and percent of shares of our common stock that the selling stockholder beneficially owned prior to the offering of the shares under this prospectus supplement;

■	The number of shares of our common stock that may be offered hereby; and

■	The number and percent of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the shares.

This table is prepared solely based on information supplied to us by the selling stockholder. The applicable percentages of beneficial ownership are based on an aggregate of 64,630,085 shares of our common stock issued and outstanding on March 31, 2013. We have determined beneficial ownership in accordance with rules promulgated by the SEC.

SELLING STOCKHOLDER	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING (1)		NUMBER OF SHARES TO BE SOLD IN THIS OFFERING	NUMBER OF SHARES SUBJECT TO OPTION TO PURCHASE ADDITIONAL SHARES	SHARES BENEFICIALLY OWNED AFTER THIS OFFERING		SHARES BENEFICIALLY OWNED AFTER THIS OFFERING (IF OPTION TO PURCHASE ADDITIONAL SHARES IS EXERCISED IN FULL)
	NUMBER	PERCENT			NUMBER	PERCENT	NUMBER	PERCENT
Cosmo Technologies Limited (2)	7,878,544	12.2%	4,250,000	637,500	3,628,544	5.6%	2,991,044	4.6%

(1)	Cosmo Technologies Limited, a company organized under the laws of Ireland, has shared voting and investment power with respect to all of these shares. Cosmo Technologies Limited is a wholly-owned subsidiary of Cosmo Pharmaceuticals S.p.A., which is controlled by Cosmo Holding S.p.A. Accordingly, each of Cosmo Pharmaceuticals S.p.A. and Cosmo Holding S.p.A. is a company organized under the laws of Italy and may be deemed the beneficial owner of the 7,878,544 shares. Giuseppe Cipriano and Luigi Moro are the directors of Cosmo Technologies Limited. Mauro Ajani is the majority stockholder of Cosmo Holding S.p.A. The address for Cosmo Technologies Limited is 42-43 Amiens Street, Dublin 1, Ireland. The address for Cosmo Pharmaceuticals S.p.A. and Messrs Ajani, Cipriano and Moro is Via C. Colombo, 1, 20020 Lainate-Milano, Italy. The address for Cosmo Holding S.p.A. is Piazza della Repubblica 3, 20121 Milano, Italy.

(2)	Alessandro E. Della Chà, a director of Cosmo Pharmaceuticals, S.p.A., the parent company of Cosmo Technologies Limited, currently serves on our board of directors.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated May 10, 2013, among us, the selling stockholder and Jefferies LLC, as underwriter, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder, the entire number of shares of common stock offered by this prospectus supplement.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock if any of them are purchased. We and the selling stockholder have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the shares of common stock subject to its acceptance of the shares of common stock from the selling stockholder and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriter has advised us that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, at that price less a concession not in excess of $0.34494 per share of common stock. After the offering, the public offering price and concession may be reduced by the underwriter.

The following table shows the public offering price, the underwriting discounts and commissions that the selling stockholder is to pay the underwriter and the proceeds, before expenses, to the selling stockholder in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$18.25	$18.25	$77,562,500.00	$89,196,875.00
Underwriting discounts and commissions paid by the selling stockholder	$0.574875	$0.574875	$2,443,218.75	$2,809,701.56
Proceeds to the selling stockholder, before expenses	$17.675125	$17.675125	$75,119,281.25	$86,387,173.44

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $400,000, a portion of which will be reimbursed to us by the selling stockholder. We estimate expenses payable by the selling stockholder in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $75,000, excluding any expenses reimbursed to us by the selling stockholder.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “SNTS.”

Option to Purchase Additional Shares

The selling stockholder has granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 637,500 shares from the selling stockholder at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

No Sales of Similar Securities

We, the selling stockholder, Gerald T. Proehl, who serves as our President and Chief Executive Officer and as a director, Debra P. Crawford, who serves as our Senior Vice President, Chief Financial Officer, Treasurer and Secretary, and Wendell Wierenga, Ph.D., who serves as our Executive Vice President, Research and Development, have agreed, subject to specified exceptions, not to directly or indirectly:

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sell, offer, contract or grant any option to sell (including any short sale), lend, pledge, transfer, establish or increase an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) and Rule 16a-1(b) under the Exchange Act, or

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otherwise dispose of any shares of our common stock, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially, or

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enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of shares of our common stock, or of options or warrants to shares of our common stock, or securities or rights exchangeable or exercisable for or convertible into shares of our common stock, or

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make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of our common stock, or of options or warrants to shares of our common stock, or securities or rights exchangeable or exercisable for or convertible into shares of our common stock, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

■	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of the underwriter.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

■	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or

■	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless the underwriter waives, in writing, such an extension.

The foregoing restriction will not apply to the transfers or sales of shares of our common stock pursuant to certain written trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act. In addition, the foregoing restriction shall not apply to issuances of common stock or grants of employee stock options, restricted stock or other incentive compensation pursuant to the terms of certain employee compensation plans. The foregoing restriction shall also not apply to our issuance during the 90-day restricted period of a number of shares of common stock not greater than 5% of the total number of common shares outstanding to one or more counterparties in connection with the consummation of any strategic transaction.

The underwriter may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

None of we, the selling stockholder or the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our common stock on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Latham & Watkins, LLP, San Diego, California. Certain legal matters with respect to the common stock offered pursuant to this prospectus supplement and the accompanying prospectus will be passed upon for the selling stockholder by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California and Arthur Cox, Dublin, Ireland. Certain legal matters in connection with this offering will be passed upon for the underwriter by Cooley LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus constitute a part of a registration statement on Form S-3 that was declared effective on April 29, 2009 by the SEC under the Securities Act. We refer you to that registration statement for further information about us and the common stock offered hereby.

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov, and on our web site at www.santarus.com. The information contained on our web site is not included or incorporated by reference into this prospectus supplement or the accompanying prospectus. Additionally you may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our executive offices at (858) 314-5700 or in writing to 3611 Valley Centre Drive, Suite 400, San Diego, California 92130, Attention: Investor Relations.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information as of the date of filing of such information. We incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. The following documents are hereby incorporated by reference:

■	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 6, 2013;

■

our Definitive Proxy Statement on Schedule 14A, filed on April 26, 2013 (but only those portions thereof incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 4, 2013);

■	our Annual Report on Form 10-K, filed on March 4, 2013;

■

our Current Reports on Form 8-K, filed on January 15, 2013, January 23, 2013, January 28, 2013, February 1, 2013, February 22, 2013, March 1, 2013, March 26, 2013, April 16, 2013 and April 17, 2013; and

■	The description of our common stock contained in our registration statement on Form 8-A, filed on March 24, 2004, including any amendments or reports filed for the purpose of updating the description.

This prospectus supplement may contain information that updates, modifies or is contrary to information in the document incorporated by reference in this prospectus supplement. To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus supplement, such statements shall not be deemed incorporated in this prospectus supplement except as so modified or superseded. Reports we file with the SEC after the date of this prospectus supplement may also contain information that updates, modifies or is contrary to information in this prospectus supplement or in a document incorporated by reference in this prospectus supplement. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our executive offices at (858) 314-5700 or in writing to 3611 Valley Centre Drive, Suite 400, San Diego, California 92130, Attention: Investor Relations.

PROSPECTUS

6,000,000 Shares

Common Stock

This prospectus relates to an aggregate of up to 6,000,000 shares of our common stock, par value $0.0001 per share, which may be offered for sale from time to time by the selling stockholder named in this prospectus. The shares represent shares issued or issuable from time to time by us to the selling stockholder pursuant to the transactions more fully described in the section titled “Selling Stockholder” beginning on page 5.

We provide more information about how the selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution” beginning on page 6. We will bear all expenses of this offering, except that the selling stockholder will pay any applicable underwriting discounts, selling commissions and fees and expenses of legal counsel for the selling stockholder.

Our common stock is traded on the Nasdaq Global Market under the symbol “SNTS.” On April 20, 2009, the closing price of our common stock was $1.82.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2009

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. The selling stockholder may offer and sell, from time to time, an aggregate of up to 6,000,000 shares of our common stock under the prospectus. In some cases, the selling stockholder will also be required to provide a prospectus supplement containing specific information about the selling stockholder and the terms on which it is offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.

Neither we nor the selling stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT SANTARUS

We are a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products that address the needs of patients treated by gastroenterologists and other targeted physicians.

Our commercial organization is currently promoting Zegerid® (omeprazole/sodium bicarbonate) Capsules and Powder for Oral Suspension, which are proprietary formulations that combine omeprazole, a proton pump inhibitor, or PPI, and antacids. We developed these products as the first immediate-release oral PPIs for the U.S. prescription market, and they have been approved by the U.S. Food and Drug Administration, or FDA, to treat or reduce the risk of a variety of upper gastrointestinal, or GI, diseases and disorders, including gastroesophageal reflux disease, or GERD. Our Zegerid products are based on patented technology and utilize antacids, which raise the gastric pH and thus protect the PPI, omeprazole, from acid degradation in the stomach, allowing the omeprazole to be quickly absorbed into the bloodstream. We commercially launched Zegerid Capsules in March 2006 and Zegerid Powder for Oral Suspension in late 2004 and early 2005.

Our commercial organization also promotes Glumetza® (metformin hydrochloride extended release tablets) prescription products in the U.S., under the terms of an exclusive promotion agreement that we entered into with Depomed, Inc., or Depomed, in July 2008. Glumetza is a once-daily, extended-release formulation of metformin that incorporates patented drug delivery technology and is indicated as an adjunct to diet and exercise to improve glycemic control in adult patients with type 2 diabetes. The extended-release delivery system is designed to offer patients with diabetes an ability to reach their optimal dose of metformin with fewer GI side effects. We began our promotion of the Glumetza products in October 2008.

We are developing two product candidates targeting lower GI conditions under the terms of a strategic collaboration that we entered into with Cosmo Technologies Limited, or Cosmo, in December 2008. The product candidates utilize Cosmo’s patented MMX® technology, which is a proprietary multi-matrix system that is designed to result in the controlled release and homogeneous distribution of an active pharmaceutical ingredient throughout the length of the colon, with the goals of improving efficacy while reducing side effects by minimizing systemic absorption. Budesonide MMX is an oral corticosteroid and is currently being investigated in two phase III clinical trials for the induction of remission of mild-to-moderate ulcerative colitis. Rifamycin SV MMX is a broad spectrum, semi-synthetic antibiotic and has been investigated in a phase II clinical program for traveler’s diarrhea. Under the strategic collaboration, we were granted exclusive rights to develop and commercialize these product candidates in the U.S.

We are also developing a new tablet formulation as part of our Zegerid family of prescription products. The new formulation is a swallowable tablet that combines immediate-release omeprazole with a mix of buffers.

To further leverage our proprietary PPI technology and diversify our sources of revenue, we licensed exclusive rights to Schering-Plough Consumer Healthcare Products, Inc., or Schering-Plough, under our patented PPI technology to develop, manufacture and sell Zegerid brand over-the-counter, or OTC, products in the lower dosage strength of 20 mg of omeprazole in the U.S. and Canada. We have also entered into a license agreement and a distribution agreement granting exclusive rights to Glaxo Group Limited, an affiliate of GlaxoSmithKline, plc, or GSK, under our patented PPI technology to commercialize prescription and OTC products in up to 114 specified countries outside of the U.S., Europe, Australia, Japan and Canada (including markets within Africa, Asia, the Middle-East, and Central and South America), and to distribute and sell Zegerid brand prescription products in Puerto Rico and the U.S. Virgin Islands.

Our headquarters are located at 3721 Valley Centre Drive, Suite 400, San Diego, California 92130. Our telephone number is (858) 314-5700. Our web site address is www.santarus.com. Information contained on our web site is not incorporated into, and does not constitute any part of, this prospectus. Unless the context requires otherwise, references in this prospectus to “Santarus,” “we,” “us” and “our” refer to Santarus, Inc.

We have received U.S. and European Union, or EU, trademark registration for our corporate name, Santarus®. We also have received trademark registration in the U.S., EU, Canada and Japan for our brand name, Zegerid®, and have applied for trademark registration for various other names and logos. All other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of these risks could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements in this prospectus and the information incorporated herein by reference about our expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts are forward-looking statements. You can identify these forward-looking statements by the use of words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” or “would.” Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to increase market demand for, and sales of, our Zegerid® and Glumetza® products; the scope and validity of patent protection for our products, including the outcome and duration of our patent infringement lawsuit against Par Pharmaceutical, Inc., and our ability to commercialize products without infringing the patent rights of others; whether we are successful in generating revenue under our strategic alliances, including our over-the-counter, or OTC, license agreement with Schering-Plough Healthcare Products, Inc., or Schering-Plough, and our license and distribution agreements with Glaxo Group Limited, an affiliate of GlaxoSmithKline plc; Schering-Plough’s ability to address issues in the U.S. Food and Drug Administration’s, or FDA’s, complete response letter for its Zegerid brand OTC product and whether the FDA ultimately approves Schering-Plough’s new drug application, or NDA, in a timely manner or at all; our ability to successfully develop (including successful completion of the ongoing and planned phase III clinical trials) and obtain regulatory approval for our budesonide MMX® and rifamycin SV MMX product candidates in a timely manner or at all; whether the FDA completes its review and approves the NDA for the new tablet formulation of our Zegerid products in a timely manner or at all; adverse side effects or inadequate therapeutic efficacy of our products or products we promote that could result in product recalls, market withdrawals or product liability claims; competition from other pharmaceutical or biotechnology companies and evolving market dynamics, including the impact of currently available generic prescription and OTC proton pump inhibitor, or PPI, products and the introduction of additional generic or branded PPI products; our ability to further diversify our sources of revenue and product portfolio; other difficulties or delays relating to the development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, our and our strategic partners’ products; fluctuations in quarterly and annual results; our ability to obtain additional financing as needed to support our operations or future product acquisitions; the impact of the recent turmoil in the financial markets; and other risks detailed in the documents incorporated by reference in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Cosmo, of an aggregate of up to 6,000,000 shares of common stock issued by us to Cosmo. These shares were issued by us to Cosmo in December 2008, pursuant to the stock issuance agreement we entered into with Cosmo at that time, which shares represent partial consideration for the licenses granted by Cosmo to us relating to Cosmo’s budesonide MMX and rifamycin SV MMX product candidates. We relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, and Regulation D, Rule 506 thereunder, in connection with the issuance of the shares of common stock to Cosmo. Cosmo has agreed that for the 15 months following the date of issuance of the shares of common stock it will not transfer or dispose of such issued shares. In addition, Cosmo has agreed that through December 15, 2011 neither it nor its affiliates will acquire beneficial ownership of additional shares of common stock, other than under the stock issuance agreement, subject to certain exceptions. If we offer securities pursuant to a registration statement under the Securities Act, Cosmo has agreed not to sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose (other than to donees who agree to be similarly bound) any of our securities held by it for a period to be specified by us and any underwriter, up to 180 days following the effective date of such registration statement, except to the extent that securities held by Cosmo are included in such registration.

We are filing the registration statement of which this prospectus is a part pursuant to the provisions of a registration rights agreement we entered into with Cosmo in connection with the stock issuance agreement and the license agreement. The registration rights agreement is more fully described in the section titled “Description of Capital Stock—Registration Rights—Registration Rights Agreement with Cosmo.” Except as described above, the selling stockholder does not have any position, office or other material relationship with us or any of our affiliates, nor has it had any position, office or material relationship with us or any of our affiliates within the past three years.

Subject to the restrictions described above, the selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares that it acquires under the stock issuance agreement.

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder. As used in this prospectus, the term “selling stockholder” includes Cosmo and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and, except as described above, we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 57,849,588 shares of our common stock actually outstanding as of March 31, 2009.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering
Security Holders	Number	Percent		Number	Percent
Cosmo Technologies Limited(1)	6,000,000	10.4%	6,000,000	—	—%

(1)	The address of Cosmo Technologies Limited is 4243 Amiens Street, Dublin 1, Ireland. The securities are directly held by Como Technologies Limited, an Irish corporation, which is a wholly-owned subsidiary of Cosmo Pharmaceuticals S.p.A., an Italian corporation, which is the majority-owned subsidiary of Cosmo Holding S.p.A., an Italian corporation, which is the majority-owned subsidiary of Cassiopea SA, a Luxembourg corporation. Giuseppe Cipriano and Luigi Moro are the only two directors of Cosmo Technologies Limited. Mauro Ajani is the majority shareholder of Cassiopea SA. Voting and investment control of the securities is therefore shared among Cosmo Technologies Limited, Cosmo Pharmaceuticals S.p.A., Cosmo Holding S.p.A., Cassiopea SA, Giuseppe Cipriano, Luigi Moro and Mauro Ajani.

PLAN OF DISTRIBUTION

We are registering 6,000,000 shares of common stock under this prospectus on behalf of the selling stockholder, Cosmo. Subject to the terms of our December 2008 stock issuance agreement with Cosmo, the selling stockholder may sell the securities from time to time on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of our common stock, excluding any underwriting discounts and selling commissions and all fees and expenses of legal counsel for the selling stockholder. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock, if required, we will file a supplement to the prospectus. If the selling stockholder uses the prospectus for any sale of the shares of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

DESCRIPTION OF SECURITIES

The following summary of the rights of our common stock and preferred stock is not complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

As of March 31, 2009, our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

As of March 31, 2009, we had:

•	57,849,588 shares of common stock outstanding;

•

an aggregate of 14,589,764 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our Amended and Restated 2004 Equity Incentive Award Plan and 1998 Stock Option Plan;

•	an aggregate of 2,577,783 shares of common stock reserved for issuance pursuant to future grants under our Amended and Restated 2004 Equity Incentive Award Plan;

•	an aggregate of 617,169 shares of common stock reserved for issuance under our Amended and Restated Employee Stock Purchase Plan; and

•	warrants to purchase an aggregate of 366,284 shares of our common stock outstanding.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are not entitled to cumulate voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.

Rights and Preferences

The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.

Preferred Stock

As of March 31, 2009, we had no shares of preferred stock outstanding.

Under the terms of our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders and subject to the limits imposed by the Delaware General Corporation Law, or DGCL, to issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each such series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power for the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. At present, we have no plans to issue any shares of preferred stock.

Stockholder Rights Plan

On November 11, 2004, our board of directors adopted a stockholder rights plan, which was subsequently amended in April 2006 and December 2008. Our board of directors declared a dividend of one preferred share purchase right for each outstanding share of our common stock at the close of business on November 22, 2004. Each right entitles the registered holder thereof, after the rights become exercisable and until November 22, 2014 (or the earlier redemption, exchange or termination of the rights), to purchase from us one 1/1000th of a share of Series A Junior Participating Preferred Stock, or Series A shares, at a price of $100.00, subject to certain anti-dilution adjustments. The rights do not become exercisable until the earlier to occur of:

•

10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock (any such person or group is referred to as an acquiring person); or

•

10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock;

provided, however, that in certain limited circumstances specified in the April 2006 and December 2008 amendments, in the case of Westfield Capital Management Co. LLC and Cosmo, the rights do not become exercisable until (a) Westfield acquires 20% or more of our outstanding common stock or (b) Cosmo acquires more than 10,300,000 shares of our common stock.

Each Series A share purchasable upon exercise of the rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend, if any, declared per share of common stock. In the event of liquidation, dissolution or winding up of Santarus, the holders of the Series A shares will be entitled to a preferential liquidation payment of $1,000 per share plus any accrued but unpaid dividends, provided that the holders of the Series A shares will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Each Series A share will have 1,000 votes and will vote together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Series A share will be entitled to receive 1,000 times the amount received per share of common stock. Series A shares will not be redeemable. Because of the nature of the Series A share’s dividend, liquidation and voting rights, the value of 1/1000th of a Series A share purchasable upon exercise of each right should approximate the value of one share of common stock.

In the event that a person becomes an acquiring person or if Santarus were the surviving corporation in a merger with an acquiring person or any affiliate or associate of an acquiring person and the shares of common stock were not changed or exchanged, each holder of a right, other than rights that are or were acquired or beneficially owned by the acquiring person (which rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the then current purchase price of one right. In the event that, after a person has become an acquiring person, Santarus were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a right shall thereafter have the right to receive, upon the exercise thereof at the then current purchase price of one right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current purchase price of one right.

The rights will expire on November 22, 2014, unless earlier redeemed, exchanged or terminated. Until a right is exercised, the rights do not convey the right to vote, receive dividends or otherwise provide the holder with any rights as a stockholder.

The rights may be redeemed in whole, but not in part, at a price of $0.01 per right at any time prior to the time that an acquiring person has become such. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish.

Warrants

As of March 31, 2009, there were warrants outstanding to purchase 366,284 shares of our common stock at a weighted average exercise price of $8.26. Warrants to purchase 365,000 shares terminate on August 3, 2011, warrants to purchase 428 shares terminate on October 9, 2011, warrants to purchase 428 shares terminate on October 9, 2012 and warrants to purchase 428 shares terminate on October 9, 2013.

Each of these warrants contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of stock dividends, stock splits, reorganizations, reclassifications and consolidations.

Registration Rights

Registration Rights Agreement with Cosmo

In connection with the license agreement we entered into with Cosmo in December 2008, we entered into a stock issuance agreement and a registration rights agreement with Cosmo. Pursuant to the registration rights agreement, as amended, we filed a registration statement, which includes this prospectus, with the Commission relating to the resale by Cosmo of the shares of common stock issued or issuable by us to Cosmo under the stock issuance agreement. The registration rights agreement required us to file the registration statement by January 29, 2009 and requires us to use best efforts to have such registration statement declared effective by the Commission by March 15, 2009 (or by April 14, 2009 in the event that the Commission reviews and provides written comments to the registration statement, which we and Cosmo mutually agreed to extend to April 30, 2009). Pursuant to an amendment to the registration rights agreement we entered into with Cosmo in April 2009, if we are required to issue shares of our common stock to Cosmo under the stock issuance agreement as milestone payments, we are required to file subsequent registration statements relating to the resale by Cosmo of such shares of common stock.

Investors’ Rights Agreement

Under our amended and restated investors’ rights agreement, certain holders of shares of our common stock issued upon the conversion of our Series B preferred stock, Series C preferred stock and Series D preferred stock in connection with our initial public offering have the right to require us to register their shares with the Commission so that those shares may be publicly resold, or to include their shares in any registration statement we file as follows:

Demand Registration Rights

Certain holders of shares of our common stock issued upon the conversion of our Series B preferred stock, Series C preferred stock and Series D preferred stock have the right to demand at any time that we file up to two registration statements, so long as at least 20% of their registrable securities will be registered and/or the proposed aggregate offering price of the securities registered is at least $5,000,000, subject to specified exceptions.

Form S-3 Registration Rights

If we are eligible to file a “short-form” registration statement on Form S-3, stockholders with registration rights have the right to demand that we file a registration statement on Form S-3 so long as the aggregate amount of securities to be sold under the registration statement on Form S-3 is at least $1,000,000, subject to specified exceptions.

“Piggyback” Registration Rights

If we register any securities for public sale, stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of such shares to be included in the registration statement.

Expenses of Registration

Other than underwriting discounts and commissions, we will pay all expenses relating to piggyback registrations and all expenses relating to demand registrations and Form S-3 registrations so long as the aggregate amount of securities to be sold under each such registration statement exceeds the threshold amounts discussed above. However, we will not pay for the expenses of any demand or Form S-3 registration if the request is subsequently withdrawn by the stockholders initiating these registration rights, subject to specified exceptions.

Expiration of Registration Rights

The registration rights described above will expire on April 6, 2010, which is six years after the completion of our initial public offering. The registration rights will terminate earlier for a particular stockholder if that holder holds less than one percent of our common stock and such holder can resell all of its securities in a three-month period under Rule 144 of the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Nasdaq Global Market

Our common stock is listed for trading on the Nasdaq Global Market under the symbol “SNTS.”

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE

COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Delaware Takeover Statute

We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaw Provisions

Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Santarus to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control. The amendment of any of these anti-takeover provisions would require approval by holders of at least 66 2/3% of our outstanding common stock entitled to vote.

In particular, our certificate of incorporation and bylaws provide for the following:

Staggered Board of Directors

Our board of directors is divided into three classes of the same or nearly the same number of directors, each serving staggered three-year terms, which means that only one class of directors may be elected at each annual meeting or special meeting in lieu of such annual meeting. These provisions may make the removal of incumbent directors difficult and may discourage third parties from attempting to circumvent the anti-takeover effects of our certificate of incorporation and bylaws by removing our incumbent directors.

No Written Consent of Stockholders

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

Special Meetings of Stockholders

Special meetings of our stockholders may be called only by the chairman of the board of directors or a majority of the members of the board of directors.

Advance Notice Requirement

Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

Amendment of Bylaws and Certificate of Incorporation

The approval of not less that 66 2/3% of the outstanding shares of our capital stock entitled to vote is required to amend the provisions of our bylaws by stockholder action, or to amend the provisions of our certificate of incorporation that are described in this section or that are described under “—Limitation of Liability and Indemnification of Officers and Directors” below. These provisions will make it more difficult to circumvent the anti-takeover provisions of our certificate of incorporation and our bylaws.

Issuance of Undesignated Preferred Stock

Our board of directors is authorized to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. We currently have 100,000 shares of preferred stock designated as Series A Junior Participating Preferred Stock. As of the date of this prospectus, we did not have any shares of preferred stock outstanding. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Limitation of Liability and Indemnification of Officers and Directors

As permitted by Section 102 of the DGCL, we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the DGCL, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. We have also purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information from the Public Reference Room of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the Commission. The address of that web site is www.sec.gov.

The Commission allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our annual report on Form 10-K for the year ended December 31, 2008;

•	our current reports on Form 8-K filed on January 13, 2009, January 30, 2009, February 24, 2009 and April 6, 2009;

•	our definitive proxy statement on Schedule 14A filed on April 25, 2008;

•

the description of our common stock contained in our registration statement on Form 8-A, filed on March 24, 2004, including any amendments or reports filed for the purpose of updating the description; and

•

the description of our Series A Junior Participating Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed on November 17, 2004, including any amendments or reports filed for the purpose of updating the description.

These documents may also be accessed on our website at www.santarus.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our web site is not a part of this prospectus.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:

Santarus, Inc.

Attention: Investor Relations

3721 Valley Centre Drive, Suite 400

San Diego, California 92130

(858) 314-5700

4,250,000 Shares

SANTARUS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

May 10, 2013